                                                                 EXHIBIT (e)(12)

                              CONSULTING AGREEMENT
                              --------------------

     THIS AGREEMENT is made as of the 6th day of September, 2001 (the "Agreement"), by and between Hewlett-PACKARD COMPANY, a Delaware corporation
 ---------
("HP", references to HP throughout this Agreement include HP's subsidiaries and affiliates), and BENZION LANDA, a resident of Israel residing at 35 Itamar Ben Avi Street, Nes Ziona, Israel ("Landa").
                                -----

     WHEREAS, Landa is the founder of Indigo N.V., a corporation organized under the laws of The Netherlands ("Indigo"), an inventor of Indigo's core Liquid
                              ------
Electro-Photography technology ("LEP"), and is the prime architect of Indigo's
                                 ---
business and product strategies;

     WHEREAS, HP and Indigo are parties to an Offer Agreement and other agreements relating thereto (the "Agreements"), dated September 5, 2001,
                                  ----------
pursuant to which, among other things, HP will offer to purchase all of Indigo's outstanding common shares on the terms and conditions of the Agreements;

     WHEREAS, both HP and Landa desire the successful integration of the Indigo business and operations (the "LEP Business") into HP, the growth of the LEP
                              ------------
Business following such integration, and the overall future success of HP;

     WHEREAS, Landa conceived, made, discovered or developed or was an inventor of intellectual property related to the LEP Business;

     WHEREAS, in furtherance of these common interests and in connection with the Agreements (i) HP desires to have access to Landa's experience and knowledge regarding LEP, the LEP Business, and the printing and imaging industry in general, as well as to Landa's insights into potential technological synergies and business opportunities both from within HP and outside of HP (ii) Landa desires to influence HP at the highest levels, both with respect to the LEP Business and to HP's overall business strategy and direction and (iii) Landa and HP desire to confirm that all of Landa's intellectual property rights related to the LEP Business have been assigned to Indigo; and

     WHEREAS, Landa is willing to perform Consulting services upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and of the mutual benefits provided herein, the parties hereto agree as follows:

     1. Appointment. HP hereby appoints Landa to the position of a Strategic
        -----------
Advisor to the HP Chief Executive Officer (the "CEO"). In this capacity, he
                                                ---
shall advise the CEO of HP, as well as other senior HP executives, on relevant strategic technology, product, market and business matters, particularly regarding HP's printing and imaging business. Landa's primary objectives will be to contribute to the success of the LEP business within HP and the successful integration of Indigo into HP. Landa's title may be amended during the term of this Agreement as determined by the CEO.

     2. Services. Landa hereby agrees that he shall advise HP regarding the
        --------
following matters (the "Services"):
                        --------

     (a) Identification of technological synergies and business opportunities both from within HP and outside of HP;

     (b) Integration of the LEP Business into the operations of HP;

     (c) Strategic planning and tactics regarding printing and imaging products and markets; and

     (d) Other matters as reasonably requested by HP.

     In addition, Landa shall promote the interests of HP and assist its CEO by accepting, in his discretion, suitable industry and public speaking engagements that are mutually acceptable to Landa and HP. These engagements will be arranged by or cleared by the Communications function within Imaging and Printing Systems.

     3. Efforts; Exclusivity. Landa will determine, in his sole discretion, the
        --------------------
level of effort and time that he shall apply to the performance of the services described herein. Except as provided herein, Landa assumes no specific duties or responsibilities. Subject to the non-compete provisions pursuant to Section 8 below, Landa will be free to pursue any other activities.

     4. Compensation; Obligations of HP. Landa's sole compensation for Services
        -------------------------------
rendered pursuant to this Agreement shall be the performance by HP of its obligations and duties under this Agreement. In order to enable Landa to perform the Services described herein, and as consideration for Landa's agreement to perform them, HP will provide the following services and facilities during the term of this Agreement:

          (a) Access/Participation. Subsequent to Landa and HP entering into a
              --------------------
mutually satisfactory intellectual property agreement, HP agrees in its sole discretion to grant Landa access to HP technical programs, research and development projects (including projects of HP Labs) and HP facilities primarily relating to the printing and imaging business as required to perform the service described in Section 2. Landa may, in HP's sole discretion, participate in technology and design reviews, as well as senior management meetings and strategy sessions related to the LEP Business. HP's CEO shall meet with Landa from time to time at her convenience. Other senior HP executives and senior managers shall meet with Landa at times and venues of mutual convenience.

          (b) Consultation. Both parties agree to consult regularly with one
              ------------
another regarding:

               (i) significant matters affecting the LEP product offerings and/or the LEP Business;

               (ii) significant issues relating to the integration of the LEP Business into HP's operations, including issues of cultural integration; and

               (iii) significant issues affecting HP's revenues from the LEP Business.

          (c) Office Space, Support Equipment, Staffing. HP will (at its
              -----------------------------------------
expense) continue to maintain an office for Landa in Israel, comparable to, and adjacent to, the office of the General Manager of the LEP Business and will provide Landa with other services and support, as customarily provided to such General Manager, including, inter alia: (i) reasonable administrative, secretarial and other office support services, (ii) home, office and lap-top computers with access to HP's e-mail network and management information systems, and (iii) reasonable local, long-distance and mobile telephone service for Israel and outside of Israel;

          (d) Laboratory Space. HP will, at HP's expense, provide reasonable
              ----------------
maintenance and upkeep to Landa's private laboratory at its LEP Business facilities in Israel (the "Laboratory") which shall be (i) at least sixty (60)
                           ----------
square meters in area, (ii) reasonably equipped with instrumentation and materials comparable to general research laboratory facilities maintained by HP, and (iii) supported, from time to time as required by Landa, by technical staff, but not to exceed the equivalent of two full-time laboratory technicians/engineers. Landa will have free access to the Israel LEP Business facilities at all times. The Laboratory will be accessible to Landa at all times and to others only as authorized by Landa and HP. Landa will have access to the laboratory while this Agreement is effective or some other period of time mutually agreed upon by Landa and HP, and may use the laboratory for any lawful purpose whatsoever.

          (e) Expense Reimbursements. HP will pay or reimburse Landa for all
              ----------------------
reasonable travel, entertainment or other expenses that he may incur during the term of this Agreement in connection with the performance of Services hereunder.

     5. Intellectual Property.
        ---------------------

          (a) Assignment. Landa agrees that all copyrightable material, models,
              ----------
devices, reports, tooling, schematics and other diagrams, instructional material, notes, records, drawings, algorithms, trade secrets, computer programs, designs, technology, discoveries, ideas, know-how, processes, formulas, compositions, data, techniques, improvements, inventions (whether patentable or not), works of authorship, title, patents, patent rights, copyrights, mask work rights, trade secret rights, and other intellectual property (hereinafter collectively referred to as the "Intellectual Property")
                                                       ---------------------
in LEP (and improvements to HP's LEP products) which have been or are conceived, made, discovered or developed by Landa, or of which Landa is an inventor, either solely or in collaboration with others, prior to or during the term of this Agreement (the "LEP IP") shall, to the extent such items are subject to the
                ------
copyright laws of the United States, constitute "work made for hire" under United States and Israeli copyright laws and Indigo, with respect to LEP IP developed or invented prior to the date of this Agreement, and HP, with respect to LEP IP developed or invented on or subsequent to the date of and this Agreement during the term, shall be afforded all rights of ownership incident thereto under such laws, as well as all U.S. and Israeli patent, trademark, trade name and other intellectual property rights related thereto, and all rights of ownership under the patent, trademark, trade name and other intellectual property laws of any other country. Notwithstanding the foregoing, and regardless of whether the LEP IP qualifies as "work made for hire" status and/or treatment under United States and Israeli copyright laws, such LEP IP is the sole property of Indigo or HP, as applicable, and Landa hereby expressly agrees to grant, assign and convey (or cause to be granted, assigned or conveyed) to Indigo or HP, as applicable, all of Landa's right, title, and interest, if any, in and to all LEP IP, and all underlying intellectual property rights including copyright, patent, trademark, mask work, trade name and other proprietary interests related thereto. Landa, at HP's expense, shall do all things, including executing all documents, at the request of HP, reasonably required to vest in Indigo or HP, as applicable, the rights granted, assigned and conveyed to Indigo or HP, as applicable, herein.


          (b) Ownership. Landa shall be the sole and exclusive owner of all
              ---------
Intellectual Property, other than that assigned to HP under Section 5(a), conceived, made, discovered or developed independently by Landa, or of which Landa is the sole inventor, beginning on the effective date hereof, and HP shall have no rights whatsoever in or to such Intellectual Property.

          (c) Further Assurances. Landa agrees to promptly disclose to HP any
              ------------------
LEP inventions or works of authorship made in connection with this Agreement. Landa agrees to assist HP, or its designee, at the expense of HP, in every proper way to secure rights in the LEP IP of HP and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to HP of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which HP shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to HP, its successors, assigns and nominees the sole and exclusive right, title and interest in and to such LEP IP, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Landa further agrees that his obligation to execute or cause to be executed, when it is in his power to do so, any such instrument or papers shall continue after the termination of this Agreement. Landa will deliver all LEP IP to HP upon the earlier of completion of the Services or the request of HP. To the extent permitted by law, Landa waives any moral rights, such as the right to be named as author, the right to modify, the right to prevent mutilation and the right to prevent commercial exploitation, whether arising under the Berne Convention or otherwise.

          (d) Maintenance of Records. Landa agrees to keep and maintain adequate
              ----------------------
and current written records of all LEP IP made by him (solely or jointly with others) during the term of this Agreement. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by HP. The records will be available to and remain the sole property of HP at all times and will be returned to HP upon the earlier of completion of the Services or the request of HP.

          (e) Pre-Existing Materials. Landa agrees that if in the course of
              ----------------------
performing the Services, he incorporates into any LEP IP developed hereunder any invention, improvement, development, concept, discovery or other proprietary information owned by him or in which he has an interest, (i) he shall inform HP, in writing, before incorporating such invention, improvement, development, concept, discovery or other proprietary information into any LEP IP; and, whether or not he complies with the foregoing, (ii) HP is hereby granted and shall have a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license (including the right to sublicense) use, reproduce, distribute, perform, display prepare derivative works of, make, have made, modify, sell and export sell such item as part of or in connection with such LEP IP. Landa shall not incorporate any invention, work of authorship, mask work, protectable design, improvement, development, concept, discovery, trade secret or other proprietary information owned in whole or in part by any third party into any LEP IP without prior written permission of HP.

          (f) Attorney-in-Fact. Landa agrees that, if HP is unable because of
              ----------------
Landa's unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Landa's signature for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Intellectual Property assigned to HP in
Section 5, then Landa hereby irrevocably designates and appoints HP and its duly authorized officers and agents as Landa's agent and attorney-in-fact, to act for and on Landa's behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Landa.

          (g) Inventions Assigned to the United States. Landa agrees to assign
              ----------------------------------------
to the United States government all of his right, title, and interest in and to any and all LEP IP whenever such full title is required to be in the United States by a contract between HP and the United States or any of its agencies.

          (h) Representations and Warranties. Landa hereby represents and
              ------------------------------
warrants that (i) all LEP IP will be his original work; (ii) to the best of his knowledge, the LEP IP will not infringe the copyright, patent, trade secret, or any other intellectual property right of any third party; (iii) the LEP IP will not be obscene, libelous, or violate the right of privacy or publicity of any third party; and (iv) the LEP IP will not contain any virus, trap door, worm, or any other device that is injurious or damaging to software or hardware used in conjunction with the LEP IP.

          (i) Notice. Landa will give HP notice immediately if at any time he
              ------
knows or reasonably should know of any third party claim to any intellectual property provided by him to HP pursuant to this Agreement.

     6. Confidentiality.
        ---------------

          (a) Definition. "Confidential Information" means (i) any proprietary
              ----------
information, technical data, trade secrets or know-how of HP, including, but not limited to, research, product plans, products, services, suppliers, employee lists and employees, customers lists and customers (including, but not limited to, customers of HP on whom Landa called or with whom Landa became acquainted during the term of the consultancy relationship), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, budgets or other business information disclosed by HP either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment; (ii) any information which HP has identified to Landa as confidential, proprietary or non-public business information and/or trade secrets of HP, and (iii) any information which Landa would reasonably recognize as confidential and proprietary to HP. For the purposes of this Agreement, the term "Confidential Information" shall not include any information which (1) now is or hereafter becomes known or available to the public other than as the result of a disclosure by Landa in breach hereof, (2) becomes known or available to

Landa on a nonconfidential basis from a source other than HP which Landa does not reasonably believe is prohibited from disclosing such information to Landa by obligation to HP, (3) is developed by Landa independently of, or was known by or available to Landa prior to, any disclosures made by HP to Landa of such information, (4) is disclosed by HP to a third party without substantially the same restrictions as set forth herein, (5) is required to be disclosed by Landa by order of a court of competent jurisdiction, administrative agency or governmental body, or by any law, rule or regulation, or by subpoena, or any other administrative or legal process, or by applicable regulatory or professional standards, or (6) is disclosed with the consent of HP.

          (b) Non-Disclosure. Landa will not, during or subsequent to the term
              --------------
of this Agreement, disclose, sell, license, publish, or otherwise make available Confidential Information for any purpose whatsoever, except to the extent necessary to perform the Services as directed by HP (in which case such disclosure is only permitted to authorized employees of HP). Landa further agrees not to disclose the Confidential Information to any third party. It is understood that said Confidential Information shall remain the sole property of HP. Landa further agrees to take all reasonable precautions to prevent any violation of these provisions (or the other provisions of this Agreement), including, securing and protecting HP's Confidential Information in a manner consistent with the maintenance of HP's confidential and proprietary rights in the information.

          (c) Third Party Confidential Information. Landa recognizes that HP has
              ------------------------------------
received and in the future will receive from third parties their confidential or proprietary information subject to a duty on HP's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Landa agrees that he owes HP and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for HP consistent with its agreement with such third party.

          (d) Former Employer's Confidential Information. Landa agrees that he
              ------------------------------------------
will not, during the term of this Agreement, improperly disclose any proprietary information or trade secrets of any former or current employer or other person or entity with which he has an agreement or duty to keep in confidence information acquired by him, if any, and that he will not bring onto the premises of HP any unpublished document or proprietary information belonging to such employer, person or entity unless consented to in writing by such employer, person or entity.

     7. Conflicting Obligations. Landa certifies that he has no outstanding
        -----------------------
agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude him from complying with the provisions hereof, and further certifies that he will not enter into any such conflicting agreement during the term of this Agreement,

     8. Non-Compete. During the term of this Agreement and for a period of
        -----------
twenty-four (24) months after expiration or termination hereof for any reason, Landa will not directly or indirectly (as principal, shareholder, officer, director, employee, Consultant/Employment, partner, agent, advisor or otherwise) own, manage, control, participate in, consult with, render service for, or in any manner engage in any business activity which competes with the commercial printing business of HP anywhere in the world, including, without limitation, the fields of electrophotographic printing or pigment dispersion, provided, that notwithstanding the provisions of this Section, nothing herein shall prevent Landa from acquiring and owning shares of any publicly-traded company.

     9. Non-Solicitation. Landa agrees that for the term of this Agreement and
        ----------------
for a period of twenty-four (24) months immediately following the termination of this Agreement for any reason, that he will not: (i) either directly or indirectly solicit, induce, recruit or encourage any of HP's directors, officers, employees or consultants to leave their employment, or attempt to solicit, induce or recruit any of the directors, officers, employees or Consultant/Employments of HP, either for Landa or for any other person or entity; or (ii) either directly or indirectly solicit any licensor to or customer of HP or licensee of HP's products that are known to Landa, with respect to any business, products or services that are competitive to the products or services offered by HP's commercial printing business as of the date of termination of this Agreement.

     10. Term and Termination.
         --------------------

          (a) Term. This Agreement shall become effective upon the Closing Time
              ----
(as such term is defined in that certain Offer Agreement) of the transactions under the Agreements (the "Effective Date") and shall remain in effect until the
                           --------------
first to occur of (i) the termination of this Agreement as provided below, or
(ii) the fifth (5th) anniversary of the Effective Date.

          (b) Termination. Subsequent to the second anniversary of the Effective
              -----------
Time, this agreement may be terminated by either party at any time, with or without cause, by sixty (60) days' notice to the other party. In the event of either party's breach of this Agreement, this Agreement may be terminated immediately upon reasonable notice.

          (c) Survival. Upon such termination all rights and duties of the
              --------
parties toward each other shall cease except:

               (i) HP shall be obliged to pay or reimburse Landa, within thirty
(30) days of the effective date of termination, all reasonable expenses owing to Landa relating to Services completed and accepted by HP prior to the termination date in accordance with the provisions of Section 4(e) (Expense Reimbursements) hereof; and

               (ii) each of Sections 5, 6, 8, 9 and 10(c) shall survive termination of this Agreement.

     11. Notices. Any and all notices hereunder shall, in the absence of
         -------
receipted hand delivery, be deemed duly given when mailed, if the same shall be sent by registered or certified mail, return receipt requested, and the mailing date shall be deemed the date from which all time periods pertaining to a date of notice shall run. Notices shall be addressed to the parties at the following addresses:

                  If to Landa:       35 Itamar Ben Avi Street
                                     Nes Ziona, Israel
                                     Facsimile:

                  With copies to:    ____________________________________
                                     ____________________________________
                                     ____________________________________
                                     Attention: _________________________
                                     Facsimile:

                  If to HP:          Hewlett-Packard Company
                                     3000 Hanover Street
                                     Palo Alto, California  94304
                                     Attention:
                                     Facsimile:

                  With copies to:    Wilson Sonsini Goodrich & Rosati
                                     Professional Corporation
                                     650 Page Mill Road
                                     Palo Alto, California 94304-1050
                                     Attention:  Larry W. Sonsini, Esq.
                                                 Aaron J. Alter, Esq.
                                     Facsimile No.:  (650) 493-6811

     12. Independent Contractor Status. It is the express intention of the
         -----------------------------
parties that Landa is an independent contractor. The parties hereto acknowledge and agree that this Agreement does not create an employer/employee relationship between the parties.

     13. Benefits. Landa acknowledges and agrees and it is the intent of the
         --------
parties hereto that Landa receive no HP-sponsored benefits from HP either as a Consultant or employee. Such benefits include, but are not limited to, paid vacation, sick leave and medical insurance. If Landa is reclassified by a state or federal agency or court as an employee, Landa will become a reclassified employee and will receive no benefits except those mandated by state or federal law, even if by the terms of HP's benefit plans in effect at the time of such reclassification, Landa would otherwise be eligible for such benefits. Landa shall HP harmless on account of any insurance premiums or other employment benefits.

     14. Amendments. No amendment or waiver of any provision of this Agreement,
         ----------
or consent to any departure by either party from any such provision, shall in any event be effective unless the same shall be in writing and signed by the parties to this Agreement and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     15. Assignment. Neither this Agreement nor any right hereunder or interest
         ----------
herein may be assigned or transferred by Landa without the express written consent of HP. Landa warrants that he will not engage the services of independent contractors to provide any Services under this Agreement without the prior written consent of HP. Any assignment without consent is voidable by HP.

     16. Entire Agreement. This Agreement shall constitute the entire Agreement
         ----------------
and understanding between the parties with respect to the subject matter hereof, and shall supersede


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

and preempt any and all previous oral and written (and all contemporaneous oral) representations, negotiations, commitments, agreements and understandings relating hereto.

     17. Applicable Law. This Agreement shall be construed and enforced in
         --------------
accordance with the internal laws of the State of New York, without reference to conflict of law principles, and shall inure to the benefit of, and be binding upon, Landa and HP and their respective successors and assigns. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within the State of New York, in connection with any matter based upon or arising out of the Agreement or the matters contemplated herein, agrees that process may be served upon such party in any manner authorized by the laws of State of New York for such persons and waives and covenants not to assert or plead any objection which such party might otherwise have to such jurisdiction, venue and process.

     18. Attorneys' Fees. In any court action at law or equity which is brought
         ---------------
by one of the parties to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorney's fees, in addition to any other relief to which that party may be entitled.

     19. Severability. The invalidity or unenforceability of any provision of
         ------------
this Agreement, or any terms thereof, shall not affect the validity of this Agreement as a whole, which shall at all times remain in full force and effect.

     20. No Continuing Waiver. The waiver of any party of any breach of this
         --------------------
Agreement shall not operate or be construed to be a waiver of any subsequent breach.

     21. Counterparts. This instrument may be executed in one or more
         ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

                  [Remainder of page intentionally left blank]


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

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers or agents as set forth below as of the date first set forth above.


                                 HEWLETT-PACKARD COMPANY

                                 By:   /s/  JOHN D. BRENNAN
                                       -----------------------------------------
                                 Name:   John D. Brennan
                                      ------------------------------------------
                                 Title:  VP, Strategy and Corporate Development
                                       -----------------------------------------


                                 BENZION LANDA


                                    /s/   BENZION LANDA
                                 -----------------------------------------------
                                 Benzion Landa

                                       - 10 -